ALBERTA

                                     FORM 20
                            The Securities Act, 1981


REPORT UNDER SECTION 108(1) OF THE SECURITIES ACT OF A TRADE MADE UNDER SECTION 107(1)(a), (b), (c), (d), (l), (m), (p), (q), (t), (t.1), (u) or (z) OF THE
SECURITIES ACT OR SECTION 122(b) OR (d) OF THE SECURITIES REGULATION.

NOTE: Circle statutory exemption or exemptions relied on. This report is not required if a bank to which the Bank Act (Canada) applies or a trust company registered under The Trust Companies Act acquires from a customer an evidence of indebtedness of the customer or an equity investment in the customer acquired concurrently with an evidence of indebtedness.

1.   Full name and address of the Vendor.

     Brocker Technology Group Ltd.
     2150 Tower One, Scotia Place
     10060 Jasper Avenue
     Edmonton, Alberta
     T5J 3R8

2. Name and address of the issuer of the security traded and description of the security.

     Same as above - Options to purchase Common Shares

3.   Dates of Trade(s).

     February 8, 2000

4. If the trade(s) involved securities in which a published market exists or the trade(s) was (were) made pursuant to Section 107(1)(t), and (t.1) of the Act or Section 122(b) or (d) of the Securities Regulation or if the issuer of the securities is not a reporting issuer, complete clause (a) of this section, otherwise complete either clause (a) or clause (b).

(a)  Full Name and              Amount or Number      Exercise       Statutory
     Address of                 of Securities         Price per      Exemption
     Purchased                  Common Share          Relied         Relied on

     Ideas, Inc.                25,000                $212,500       Rule 72-501
     213 West 35th Street
     Suite 1000
     New York, NY

(b) The Vendor has prepared and certified a list comprising the information required by clause (a) of this section and the certified list is available for inspection by a representative of the Commission at the following address within Alberta:

     N/A

5. State the name and address of any person acting as agent in connection with the trade(s) and the compensation paid or to be paid to the agent.

     None

6. State the total gross proceeds realized in Alberta by the issuer or selling security holder from the distribution.

     None

                    CERTIFICATE OF VENDOR OR AGENT OF VENDOR

The undersigned hereby certifies that the statements made in this report are true and correct.

DATED at Edmonton, in                   BROCKER TECHNOLOGY GROUP LTD.
the Province of Alberta,                ---------------------------------------
this 17th day of February, 2000.        (name of vendor or agent)

                                        Casey O'Byrne
                                        (Signature)

                                        Chairman of the Board
                                        (Official capacity - please print)

                                        ---------------------------------------
                                        (Please print name of individual
                                        signature appears above)